  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Reg. Nos. 333-219203, 333-223428 and 333-226440) and Form S-3 (Reg. Nos. 333-223425, 333-226514, and 333-228483) of our report dated April 1, 2019, relating to the consolidated financial statements of RumbleOn, Inc., appearing in this Annual Report on Form 10-K of RumbleOn, Inc. for the year ended December 31, 2018.

/s/ Scharf Pera & Co., PLLC
Charlotte, North Carolina
April 1, 2019